UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   May 15, 2014
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 200 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its 2014 Annual Meeting of Shareholders. At the Annual Meeting, the Company’s shareholders voted on the following proposals:

1)	The election of 11 directors to the Company’s Board of Directors for a one-year term to expire at the Company’s 2015 Annual Meeting of Shareholders;

2)	The approval of a non-binding advisory resolution to approve the compensation of the Company's named executive officers;

3)	The approval of the Integrys Energy Group, Inc. 2014 Omnibus Incentive Compensation Plan; and

4)	The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2014.

The nominees named below were elected as directors at the Annual Meeting by the following final votes cast:

Name of Nominee	For	Withheld	Broker Non-Vote
William J. Brodsky	44,814,332	1,632,961	15,620,263
Albert J. Budney, Jr.	45,273,353	1,173,940	15,620,263
Ellen Carnahan	45,159,973	1,287,320	15,620,263
Michelle L. Collins	45,579,797	867,496	15,620,263
Kathryn M. Hasselblad-Pascale	44,770,971	1,676,322	15,620,263
John W. Higgins	44,998,377	1,448,916	15,620,263
Paul W. Jones	45,755,729	691,564	15,620,263
Holly Keller Koeppel	45,757,420	689,873	15,620,263
Michael E. Lavin	45,002,734	1,444,559	15,620,263
William F. Protz, Jr.	45,201,998	1,245,295	15,620,263
Charles A. Schrock	44,322,014	2,125,279	15,620,263

Shareholders approved, by a non-binding advisory vote, the compensation of the Company's named executive officers by the following final votes cast:

For	Against	Abstained	Broker Non-Vote
43,132,018	2,147,375	1,167,900	15,620,263

Shareholders approved the Integrys Energy Group, Inc. 2014 Omnibus Incentive Compensation Plan by the following final votes cast:

For	Against	Abstained	Broker Non-Vote
42,329,694	3,444,742	672,857	15,620,263

The selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2013 was ratified by the following final votes cast (there were no broker non-votes cast on this proposal):

For	Against	Abstained
60,469,965	1,280,154	317,437

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: _/s/ Jodi J. Caro_____________
Jodi J. Caro
Vice President, General Counsel and Secretary

Date: May 19, 2014

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